Exhibit 99.1

Porch Group Reports Second Quarter 2022 Results

- Reports $70.8 Million of Revenue, up 38% Year-Over-Year

- Executes Mutual Termination of CSE Insurance Acquisition, Increasing Expected End-of-Year Unrestricted Cash Position by Approximately $50 Million

- Provides Updated 2022 Guidance

SEATTLE, August 9, 2022 – Porch Group, Inc. (“Porch Group” or “the Company”) (NASDAQ: PRCH), a leading vertical software company reinventing the home services and insurance industries, today reported second-quarter results for the Company as of June 30, 2022, with revenues of $70.8 million, compared to second-quarter 2021 revenues of $51.3 million, highlighting both organic growth and the strength of businesses acquired in the prior twelve month period. For the six months ended June 30, 2022, Porch Group reported revenues of $133.3 million, compared to $78.1 million in 2021.

CEO Summary

“Porch Group delivered solid revenues and operating performance in the second quarter, and we are continuing to execute on our strategy of providing software to more home services companies involved in the home buying process while helping consumers with key services such as insurance,” said Matt Ehrlichman, founder and Chief Executive Officer of Porch Group, Inc. “Our continued growth, despite impacts from inflation and a slowdown in the housing market, highlights the recurring nature of our insurance and software revenues and our strong strategic position. As we move into the second half of the year, macroeconomic headwinds may persist, but we look forward to continued improvement in revenue and margins, advancing the integrations of our acquired business units, and progressing our capital-light, differentiated home insurance business model. We are laser-focused on driving the business toward profitability, without sacrificing progress against our key strategic growth initiatives.”

Second Quarter 2022 Financial Results

●	Total revenue for the second quarter of 2022 was $70.8 million, an increase of $19.5 million from $51.3 million in the second quarter of 2021.
●	Revenue less cost of revenue for the second quarter of 2022 was $42.2 million or 59.6% of total revenue, compared to $31.8 million or 62.0% of total revenue for the second quarter of 2021.
●	GAAP net loss for the second quarter of 2022 totaled $26.4 million, compared to a GAAP net loss of $16.3 million for the second quarter of 2021.
●	Adjusted EBITDA loss for the second quarter of 2022 totaled $14.3 million or -20.2% of total revenue, compared to an Adjusted EBITDA loss of $9.9 million or -19.3% of total revenue for the second quarter of 2021. Second quarter profitability has been and is expected to continue to be lower than the second half of the year due to the seasonality of insurance loss costs primarily in Texas, concentrated in the second-quarter months, as well as an increase in Sarbanes-Oxley-related consulting expense to ensure controls work is completed with time for testing ahead of the year-end audit.

Segment Results for the Second Quarter 2022

●	Vertical Software revenue for the quarter was $42.8 million, revenue less cost of revenue was $30.8 million or 72.0% of Vertical Software revenue, and GAAP net loss was $2.7 million. Adjusted EBITDA for the second quarter was $6.0 million, or 14.1% of Vertical Software revenue.
●	Insurance revenue for the quarter was $28.0 million, revenue less cost of revenue was $11.4 million or 40.8% of Insurance revenue, and GAAP net loss was $6.9 million. Adjusted EBITDA loss for the second quarter was $5.1 million, or (18.1)% of Insurance revenue.
●	Insurance gross written premium for the quarter was $145 million with 379 thousand policies.

Second Quarter 2022 and Recent Operational Highlights

●	Homeowners of America, a Porch Group subsidiary, continued its nationwide expansion plan, now operating in 20 states
●	Completed the acquisition of the home warranty and inspection software and services business of Residential Warranty Services.
●	Completed a bolt-on acquisition of Home Inspector Pro, an inspection software company that is expected to strengthen Porch Group’s SaaS offerings in the home inspection vertical.
●	Ended the quarter with approximately $282 million in cash and cash equivalents

Second Quarter 2022 Key Performance Indicators (KPIs)

Software and services to companies:

●	Average companies in quarter increased to 28,730 from 17,120 in the second quarter of 2021.
●	Average revenue per account per month in quarter decreased to $821 from $933 in the second quarter of 2021, driven in part by macroeconomic impacts to the move and post-move businesses.

Monetized services for consumers:

●	Number of monetized services in quarter was 331,889 in the second quarter of 2022, up from 302,462 in the second quarter of 2021.
●	Average revenue per monetized service in quarter was $158, a 33.9% increase from $118 in the second quarter of 2021.

Mutual Termination of CSE Insurance Acquisition Agreement

On August 8, 2022, Porch Group executed a mutual termination agreement with Covéa Coopérations S.A. to terminate the acquisition of CSE Insurance and simultaneously withdrew its application for approval to acquire CSE from the California Department of Insurance. No breakup fees are owed by either party as a result of the termination. Porch Group had previously assumed a mid-2022 closing and anticipated offering auto insurance from CSE to Porch Group’s homeowner insurance customers. These assumptions have been removed from the 2022 financial guidance displayed below, with total expected cash at year-end increasing by approximately $50 million.

“Given the change in the market and the increase in the cost of capital, we are confident there are other ways to deploy the approximately $50 million in cash that would have been used for purchase price and look forward to creating long-term value for Porch Group shareholders,” Ehrlichman said.

Full Year 2022 Financial Outlook

Porch Group provides updated guidance based on current market conditions and expectations, with the CSE acquisition no longer included and auto insurance no longer anticipated to be offered in 2022.

Previous 2022E Guidance			Updated 2022E Guidance
Revenue ~$320M		∆ Drivers Removal of CSE acquisition Small macroeconomic adjustment Increase of ~$50M unrestricted cash at EOY (CSE purchase price)	Revenue ~$290M
Vertical Software Revenue ~$190M	Insurance Revenue ~$130M		Vertical Software Revenue ~$175M	Insurance Revenue ~$115M
Revenue Less Cost of Revenue ~$210M			Revenue Less Cost of Revenue ~$195M
Adj. EBITDA ~-9% and > -$26.5M			Adj. EBITDA ~-10% and >-$30.0M
Gross Written Premium ARR at YE 2022[1] ~$600M			Gross Written Premium Recorded in 2022[1] ~$520M

1 2022 gross written premium (“GWP”) guidance is stated as the expected full-year GWP for 2022 and is the total premium written across Homeowners of America, Porch Group’s insurance agency, and warranty products for the face value of one year’s premium, before deductions for reinsurance and ceding commissions. Previous GWP guidance was based on a year-end run rate. Porch Group has updated this metric to now guide to the actual GWP for the 2022 year.

Porch Group is not providing reconciliations of expected Adjusted EBITDA margin for future periods to the most directly comparable measures prepared in accordance with GAAP because the Company is unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of the Company’s control.

Conference Call

Porch Group management will host a conference call today (August 9, 2022) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). The presentation will be accompanied by a slide presentation available on the Investor Relations section of the Company’s website. A question-and-answer session will follow management’s prepared remarks.

All are invited to listen to the event by registering for the webinar here.

A replay of the webinar will also be available in the Investors section of Porch Group’s corporate website.

About Porch Group

Seattle-based Porch Group Inc, the vertical software platform for the home, provides software and services to more than 28,700 home services companies such as home inspectors, mortgage companies and loan officers, title companies, moving companies, real estate agencies, utility companies, and warranty companies. Through these relationships and its multiple brands, Porch Group provides a moving concierge service to homebuyers, helping them save time and make better decisions on critical services, including insurance, warranty, moving, security, TV/internet, home repair and improvement, and more. To learn more about Porch Group, visit porchgroup.com or porch.com.

Investor Relations Contact:

Emily Lear, Head of Investor Relations
Porch Group, Inc.
(701) 214-8177
emilylear@porch.com

Porch Group Press Contact:
Catherine Adcock
Gateway Group, Inc.
(949) 386-6332
PRCH@gatewayir.com

Forward-Looking Statements

Certain statements in this release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Porch Group’s future financial or operating performance. For example, forward-looking statements include projections of future revenue, revenue less cost of revenue, gross written premium, Adjusted EBITDA (loss), and other metrics, business strategy and plans, and anticipated impacts from pending or completed acquisitions. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Porch Group and its management at the time they are made, are inherently uncertain.  Factors that may cause actual results to differ materially from current expectations include, but are not limited to:  (1) expansion plans and opportunities, including recently completed acquisitions as well as future acquisitions or additional business combinations; (2) costs related to being a public company; (3) litigation, complaints, and/or adverse publicity; (4) the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability; (5) further expansion into the insurance industry, and the related federal and state regulatory requirements; (6) privacy and data protection laws, privacy or data breaches, or the loss of data; (7) the duration and scope of the COVID-19 pandemic and its continued effect on the business and financial conditions of Porch Group; and (8) other risks and uncertainties described in the Company’s most recent Form 10-K and subsequent reports filed with the Securities and Exchange Commission (the “SEC”), such as Porch Group’s quarterly reports on Form 10-Q, as well as in its subsequent reports on Form 8-K, all of which are available on the SEC’s website at www.sec.gov.

Nothing in this release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this release. Porch Group does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law.

Non-GAAP Financial Measures

This release includes one or more non-GAAP financial measures, such as Adjusted EBITDA (loss), Adjusted EBITDA (loss) as a percentage of revenue, and average revenue per monetized service.

Porch Group defines Adjusted EBITDA (loss) as net income (loss) adjusted for interest expense, net, income taxes, other expenses, net, depreciation and amortization, certain non-cash long-lived asset impairment charges, stock-based compensation expense and acquisition-related impacts, including compensation to the sellers that requires future service, amortization of intangible assets, gains (losses) recognized on changes in the value of contingent consideration arrangements, if any, gain or loss on divestitures and certain transaction costs. Adjusted EBITDA (loss) as a percentage of revenue is defined as Adjusted EBITDA (loss) divided by GAAP total revenue. Average revenue per monetized services in quarter is the average revenue generated per monetized service performed in a quarterly period. When calculating average revenue per monetized service in quarter, “average revenue” is defined as total quarterly monetized service transaction revenues generated from monetized services.

Porch Group management uses these non-GAAP financial measures as supplemental measures of the Company’s operating and financial performance, for internal budgeting and forecasting purposes, to evaluate financial and strategic planning matters, and to establish certain performance goals for incentive programs.  Porch Group believes that the use of these non-GAAP financial measures provides investors with useful information to evaluate the Company’s operating and financial performance and trends and in comparing Porch Group’s financial results with competitors, other similar companies and companies across different industries, many of which present similar non-GAAP financial measures to investors. However, Porch Group's definitions and methodology in calculating these non-GAAP measures may not be comparable to those used by other companies.  In addition, the Company may modify the presentation of these non-GAAP financial measures in the future, and any such modification may be material.

You should not consider these non-GAAP financial measures in isolation, as a substitute to or superior to financial performance measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude specified income and expenses, some of which may be significant or material, that are required by GAAP to be recorded in Porch Group’s consolidated financial statements. The Company may also incur future income or expenses similar to those excluded from these non-GAAP financial measures, and the Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures reflect the exercise of management judgment about which income and expense are included or excluded in determining these non-GAAP financial measures.

You should review the tables accompanying this release for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure. The Company is not providing reconciliations of non-GAAP financial measures for future periods to the most directly comparable measures prepared in accordance with GAAP.  The Company is unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of it’s control.

The following tables reconcile Adjusted EBITDA (loss) to operating loss for the periods presented (dollar amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Segment adjusted EBITDA (loss):
Vertical Software	$6,038	$8,107	$9,022	$11,258
Insurance	(5,068)	(2,951)	(1,782)	(2,443)
Corporate and Other	(15,237)	(15,073)	(28,577)	(28,334)
Total segment adjusted EBITDA (loss)	(14,267)	(9,925)	(21,337)	(19,519)
Reconciling items:
Depreciation and amortization	(6,416)	(3,894)	(12,899)	(6,356)
Non-cash stock-based compensation expense	(9,702)	(7,035)	(15,556)	(24,160)
Acquisition and related expense	(214)	(1,056)	(1,110)	(1,784)
Non-cash long-lived asset impairment charge	—	(72)	(70)	(139)
Revaluation of contingent consideration	(1,481)	(574)	(4,686)	(220)
Investment income and realized gains	(243)	(387)	(440)	(397)
Non-cash bonus expense	1,526	—	—	—
Operating loss	$(30,797)	$(22,943)	$(56,098)	$(52,575)

PORCH GROUP, INC.

Monetized Services Revenue

(all numbers in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Monetized services revenue	$52,388	$35,702	$97,159	$52,515
Other operating revenue	18,381	15,638	36,171	25,568
Total revenue	$70,769	$51,340	$133,330	$78,083

PORCH GROUP, INC.

Revenue Less Cost of Revenue

(all numbers in thousands, unaudited)

	Three Months Ended June 30, 2022
	Corporate	Insurance	Vertical Software	Consolidated
Revenue	$—	$27,956	$42,813	$70,769
Less: Cost of revenue	—	(16,549)	(12,009)	(28,558)
Revenue less cost of revenue	$—	$11,407	$30,804	$42,211
Revenue less cost of revenue as a percentage of revenue	N/A	41%	72%	60%

	Six Months Ended June 30, 2022
	Corporate	Insurance	Vertical Software	Consolidated
Revenue	$—	$55,829	$77,501	$133,330
Less: Cost of revenue	—	(27,997)	(21,750)	(49,747)
Revenue less cost of revenue	$—	$27,832	$55,751	$83,583
Revenue less cost of revenue as a percentage of revenue	N/A	50%	72%	63%

PORCH GROUP, INC.

Unaudited Condensed Consolidated Balance Sheets

(all numbers in thousands, except share amounts)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$271,003	$315,741
Accounts receivable, net	38,474	28,767
Short-term investments	8,165	9,251
Reinsurance balance due	273,971	228,416
Prepaid expenses and other current assets	22,621	14,338
Restricted cash	10,574	8,551
Total current assets	624,808	605,064
Property, equipment, and software, net	9,984	6,666
Operating lease right-of-use assets	6,052	4,504
Goodwill	273,831	225,654
Long-term investments	56,228	58,324
Intangible assets, net	136,575	129,830
Restricted cash, non-current	500	500
Long-term insurance commissions receivable	10,461	7,521
Other assets	1,519	684
Total assets	$1,119,958	$1,038,747

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,739	$6,965
Accrued expenses and other current liabilities	47,967	37,675
Deferred revenue	243,425	201,085
Refundable customer deposit	19,246	15,274
Current portion of long-term debt	150	150
Losses and loss adjustment expense reserves	88,894	61,949
Other insurance liabilities, current	61,516	40,024
Total current liabilities	468,937	363,122
Long-term debt	416,568	414,585
Operating lease liabilities, non-current	3,622	2,694
Earnout liability, at fair value	100	13,866
Private warrant liability, at fair value	926	15,193
Other liabilities (includes $29,858 and $9,617 at fair value, respectively)	30,825	12,242
Total liabilities	920,978	821,702
Commitments and contingencies (Note 12)
Stockholders’ equity
Common stock, $0.0001 par value:	10	10
Authorized shares – 400,000,000 and 400,000,000, respectively
Issued and outstanding shares – 99,440,528 and 97,961,597, respectively
Additional paid-in capital	659,814	641,406
Accumulated other comprehensive loss	(4,559)	(259)
Accumulated deficit	(456,285)	(424,112)
Total stockholders’ equity	198,980	217,045
Total liabilities and stockholders’ equity	$1,119,958	$1,038,747

PORCH GROUP, INC.

Unaudited Condensed Consolidated Statements of Operations

(all numbers in thousands, except share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$70,769	$51,340	$133,330	$78,083
Operating expenses(1):
Cost of revenue	28,558	19,500	49,747	25,429
Selling and marketing	28,826	23,122	54,569	37,762
Product and technology	15,777	11,050	30,009	22,841
General and administrative	28,405	20,611	55,103	44,625
Total operating expenses	101,566	74,283	189,428	130,658
Operating loss	(30,797)	(22,943)	(56,098)	(52,575)
Other income (expense):
Interest expense	(1,858)	(1,216)	(4,151)	(2,439)
Change in fair value of earnout liability	2,587	(4,032)	13,766	(22,801)
Change in fair value of private warrant liability	4,078	(4,303)	14,267	(20,212)
Gain on extinguishment of debt	—	8,243	—	8,243
Investment income and realized gains, net of investment expenses	243	387	440	397
Other expense, net	(162)	(165)	(107)	(91)
Total other income (expense)	4,888	(1,084)	24,215	(36,904)
Loss before income taxes	(25,909)	(24,027)	(31,883)	(89,479)
Income tax benefit (expense)	(468)	7,731	(290)	8,081
Net loss	$(26,377)	$(16,296)	$(32,173)	$(81,398)

Loss per share - basic and diluted (Note 15)	$(0.27)	$(0.17)	$(0.33)	$(0.89)

Shares used in computing basic and diluted loss per share	97,142,163	95,221,928	96,611,294	91,483,053

(1)	Amounts include stock-based compensation expense, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of revenue	$—	$—	$—	$1
Selling and marketing	1,270	1,424	1,902	3,506
Product and technology	1,840	1,836	2,977	4,154
General and administrative	6,592	3,382	10,677	15,816
	$9,702	$6,642	$15,556	$23,477

PORCH GROUP, INC.

Unaudited Condensed Consolidated Statements of Comprehensive Loss

(all numbers in thousands, audited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(26,377)	$(16,296)	$(32,173)	$(81,398)
Other comprehensive loss:
Current period change in net unrealized loss, net of tax	(1,785)	267	(4,300)	267
Comprehensive loss	$(28,162)	$(16,029)	$(36,473)	$(81,131)

PORCH GROUP, INC.

Unaudited Condensed Consolidated Statements of Stockholders’ Equity (Deficit)

(all numbers in thousands)

					Accumulated
			Additional		Other	Total
	Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Equity
Balances as of December 31, 2021	97,961,597	$10	$641,406	$(424,112)	$(259)	$217,045
Net loss	—	—	—	(5,796)	—	(5,796)
Other comprehensive income	—	—	—	—	(2,515)	(2,515)
Stock-based compensation	—	—	5,854	—	—	5,854
Contingent consideration for acquisitions	—	—	530	—	—	530
Vesting of restricted stock awards	245,855	—	—	—	—	—
Exercise of stock options	185,685	—	473	—	—	473
Income tax withholdings	(95,951)	—	(712)	—	—	(712)
Balances as of March 31, 2022	98,297,186	$10	$647,551	$(429,908)	$(2,774)	$214,879
Net loss	—	—	—	(26,377)	—	(26,377)
Other comprehensive income	—	—	—	—	(1,785)	(1,785)
Stock-based compensation	—	—	9,702	—	—	9,702
Issuance of common stock for acquisitions	628,660	—	3,552	—	—	3,552
Vesting of restricted stock units	563,406	—	—	—	—	—
Exercise of stock options	88,772	—	219	—	—	219
Income tax withholdings	(137,496)	—	(1,210)	—	—	(1,210)
Balances as of June 30, 2022	99,440,528	$10	$659,814	$(456,285)	$(4,559)	$198,980

					Accumulated
			Additional		Other	Total
	Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Equity
Balances as of December 31, 2020	81,669,151	$8	$424,823	$(317,506)	$—	$107,325
Net loss	—	—	—	(65,101)	—	(65,101)
Stock-based compensation	—	—	4,462	—	—	4,462
Stock-based compensation - earnout	—	—	12,373	—	—	12,373
Issuance of common stock for acquisitions	90,000	—	1,169	—	—	1,169
Reclassification of earnout liability upon vesting	—	—	25,815	—	—	25,815
Vesting of restricted stock awards	2,078,102	—	—	—	—	—
Exercise of stock warrants	8,087,623	1	93,007	—	—	93,008
Exercise of stock options	593,106	—	355	—	—	355
Income tax withholdings	(1,062,250)	—	(16,997)	—	—	(16,997)
Transaction costs	—	—	(402)	—	—	(402)
Balances as of March 31,2021	91,455,732	$9	$544,605	$(382,607)	$—	$162,007
Net loss	—	—	—	(16,296)	—	(16,296)
Other comprehensive income	—	—	—	—	267	267
Stock-based compensation	—	—	2,466	—	—	2,466
Stock-based compensation - earnout	—	—	4,176	—	—	4,176
Issuance of common stock for acquisitions	1,292,441	—	28,372	—	—	28,372
Reclassification of private warranty liability upon exercise	—	—	16,843	—	—	16,843
Vesting of restricted stock awards	33,182	—	—	—	—	—
Exercise of stock warrants	2,862,312	1	33,761	—	—	33,762
Exercise of stock options	946,392	—	2,227	—	—	2,227
Income tax withholdings	(296,643)	—	(5,194)	—	—	(5,194)
Transaction costs	—	—	140	—	—	140
Balances as of June 30, 2021	96,293,416	$10	$627,396	$(398,903)	$267	$228,770

PORCH GROUP, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(all numbers in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(32,173)	$(81,398)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	12,899	6,356
Amortization of operating lease right-of-use assets	604	803
Loss on sale and impairment of long-lived assets	169	126
Gain on extinguishment of debt	—	(8,243)
Loss (gain) on remeasurement of private warrant liability	(14,267)	20,212
Loss (gain) on remeasurement of contingent consideration	4,686	(314)
Loss (gain) on remeasurement of earnout liability	(13,766)	22,801
Stock-based compensation	15,556	23,477
Amortization of investment premium/accretion of discount, net	1,132	654
Net realized losses on investments	138	—
Interest expense (non-cash)	2,339	67
Other	80	(1,479)
Change in operating assets and liabilities, net of acquisitions and divestitures
Accounts receivable	(9,907)	(5,017)
Reinsurance balance due	(45,555)	(94,883)
Prepaid expenses and other current assets	(7,758)	1,654
Accounts payable	(4,226)	(21,417)
Accrued expenses and other current liabilities	2,358	(3,292)
Losses and loss adjustment expense reserves	26,945	29,655
Other insurance liabilities, current	21,492	76,474
Deferred revenue	37,610	15,824
Refundable customer deposits	3,972	(1,273)
Deferred income tax benefit	—	(8,153)
Long-term insurance commissions receivable	(2,940)	(2,775)
Operating lease liabilities, non-current	(1,368)	(886)
Other	(326)	255
Net cash used in operating activities	(2,306)	(30,772)
Cash flows from investing activities:
Purchases of property and equipment	(1,539)	(539)
Capitalized internal use software development costs	(3,496)	(1,510)
Purchases of short-term and long-term investments	(13,561)	(9,476)
Maturities, sales of short-term and long-term investments	12,241	8,110
Acquisitions, net of cash acquired	(32,049)	(127,883)
Net cash used in investing activities	(38,404)	(131,298)
Cash flows from financing activities:
Repayments of principal and related fees	(150)	(150)
Proceeds from line of credit	1,000	—
Proceeds from exercises of warrants	—	126,772
Proceeds from exercises of stock options	692	2,544
Income tax withholdings paid upon vesting of restricted stock units	(1,922)	(22,126)
Payments of acquisition-related contingent consideration	(1,625)	—
Net cash (used) provided by financing activities	(2,005)	107,040
Net change in cash, cash equivalents, and restricted cash	$(42,715)	$(55,030)
Cash, cash equivalents, and restricted cash, beginning of period	$324,792	$207,453
Cash, cash equivalents, and restricted cash end of period	$282,077	$152,423